*The redacted portions of this contract have been omitted pending the outcome of a confidential treatment request filed with the Securities and Exchange Commission.*

                            FIBER PURCHASE AGREEMENT

      THIS FIBER PURCHASE AGREEMENT (the "Agreement') is made and entered into as of the 11th day of April 2000 (the "Effective Date"), by and between LEVEL 3 LANDING STATION INC., a corporation organized and existing under the laws of the State of Delaware, LEVEL 3 (BERMUDA) LIMITED, a corporation organized and existing under the laws of Bermuda, and LEVEL 3 COMMUNICATIONS LIMITED, a corporation organized and existing under the laws of England, (collectively "Level 3"), and VIATEL, INC., a corporation organized and existing under the laws of the State of Delaware ("Viatel").

                                    RECITALS

      WHEREAS, Level 3 has entered into certain agreements (the "System Agreements") whereby Level 3 owns or will own certain Trans-Atlantic telecommunications fiber on the Yellow submarine cable system between USA and UK (the "Yellow System").

      WHEREAS,    Viatel    desires    to   acquire    certain    Trans-Atlantic
telecommunications fiber.

      NOW, THEREFORE, the parties hereto, in consideration of the mutual covenants contained herein, covenant and agree with each other as follows:

1. DEFINITIONS. Capitalized terms used herein shall have the following meanings:

      A. "ACII" shall mean Atlantic Crossing Ltd., a corporation organized and existing under the laws of Bermuda, and its successors and assigns.

      B. "AO&M Payments" shall have the meaning set forth in Section 4.

      C. "AO&M Plan" shall have the meaning set forth in Section 4.

      D. "Capacity" shall mean the Gbps of telecommunications capacity available on the Purchased Fibers from time to time.

      E. "Capacity and Dark Fiber IRU Agreement" shall mean that certain Capacity and Dark Fiber IRU Purchase Agreement entered into between Level 3 and Viatel simultaneously herewith.

      F. "Colocation Agreement" shall mean that certain Colocation Agreement entered into between Level 3 and Viatel simultaneously herewith.

      G. "Dollars" or "$" shall mean United States dollars.

      H. "Indigo Project" shall have the meaning set forth in Section 13.

      I. "First Upgrade" shall mean the addition of 80 Gbps of Capacity to the Purchased Fiber, bringing the total Capacity of the Purchased Fiber to 160 Gbps.

      J. "Payment Due Date" shall mean the due date for payments hereunder by Viatel.

      K. "Permits" shall have the meaning set forth in Section 9.

      L. "Purchase Price" shall mean the amount payable by Viatel to Level 3 for the Purchased Fiber and Upgrades, all as set forth in this Agreement.

      M. "Purchased Fiber" shall mean two (2) lit fibers on the Yellow System, initially equipped to 80 Gbps, connecting Bellport, Long Island, New York, USA and Bude, Cornwall, UK.

      N. "RFS Date" shall mean the date on which all of the following have occurred:

          1)        the Purchased Fiber has been accepted by Level 3 pursuant to
                    Section 2.D.;

          2) the Backhaul Fibers, AC-I Capacity and Interlink Capacity (as such terms are defined in the Capacity and Dark Fiber IRU Agreement) have been completed and are ready to be provided to Viatel; and

          3)        the   Colocation   Space  (as  defined  in  the   Colocation
                    Agreement) has been completed and is ready to be provided to Viatel.

      O. "Second Upgrade" shall mean the addition of 160 Gbps of Capacity to the Purchased Fiber, bringing the total Capacity of the Purchased Fiber to 320 Gbps.

      P. "Supplier" shall refer to any party which has contracted with Level 3 or its affiliates to supply, construct, install, manage, operate or maintain the Yellow System.

      Q. "System Agreements" shall have the meaning set forth in the Recitals hereto.

      R. "Taxes" shall have the meaning set forth in Section 3.F.

      S. "Technical Specifications" shall refer to the technical specifications for the Yellow System attached hereto as Exhibit "B".

      T. "Upgrades" shall mean the First Upgrade and the Second Upgrade.

      U. "Useful Life" shall mean the economic useful life of the Yellow System as determined in accordance with Section 8.

      V. "Yellow System" shall have the meaning set forth in the Recitals hereto and as further generally described on Exhibit "A" attached hereto.

2.    PURCHASED FIBER AND UPGRADES.

      A. Purchased Fiber. Viatel hereby agrees to purchase from Level 3, and Level 3 hereby agrees to sell to Viatel, the Purchased Fiber, on the terms and conditions set forth herein. Title to the Purchased Fiber shall pass to Viatel upon full and complete payment of the portion of the Purchase Price relating to the Purchased Fiber (i.e., excluding the portion of the Purchase Price due for the First Upgrade and Second Upgrade).

      B. Upgrades. Level 3 hereby agrees to perform, and Viatel agrees to pay Level 3 for, the First Upgrade and, if Level 3 elects to perform the Second Upgrade, the Second Upgrade, on the terms and conditions set forth herein.

      C. Additional Upgrades. In the event Level 3 shall determine that the Capacity of the Yellow System can be increased, and Level 3 elects to increase such capacity, above 1.28 Tbps, Level 3 shall offer Viatel the right to purchase additional Capacity in like proportion to its initial interest in the total Capacity of the Yellow System. Such additional Capacity shall be offered on a basis no less favorable than that offered by Level 3 to any other participant (cable station to cable station basis) in the Yellow System.

      D. Acceptance. The Purchased Fibers shall be accepted by Viatel when accepted by Level 3 under and in accordance with the relevant System Agreement between Level 3 and Tyco Submarine Systems Ltd. (a Supplier to Level 3) dated June 15, 1999. Viatel shall have the right to observe in all testing procedures, results and analysis respecting the acceptance of the Yellow System as relates to the Purchased Fibers and Capacity. Level 3 shall accept the Purchased Fibers from the Suppliers when such testing results are in accordance with the Technical Specifications.

3.    PAYMENT FOR PURCHASED FIBER AND UPGRADES.

      A. Purchase Price for Purchased Fibers. The portion of the Purchase Price payable by Viatel for the Purchased Fiber shall be [REDACTED] (less a pro-rata portion of any liquidated damages Level 3 may receive from any Suppliers related thereto).

      B. Purchase Price for Upgrades. The portion of the Purchase Price payable by Viatel for the Upgrades shall be:

          1) [REDACTED] for the First Upgrade (less a pro-rata portion of any liquidated damages Level 3 may receive from any suppliers related thereto).

          2) [REDACTED] for the Second Upgrade (less a pro-rata portion of any liquidated damages Level 3 may receive from any suppliers related thereto).

      C. Payment Due Dates. The Payment Due Dates for the Purchase Price shall be as follows:

-------------------------------------------------------------------------------

Item                               Payment Due Date             Amount Due**
-------------------------------------------------------------------------------

Purchased Fiber 1st Installment    [REDACTED]                   [REDACTED]
-------------------------------------------------------------------------------

Purchased Fiber 2nd Installment    [REDACTED]                   [REDACTED]
-------------------------------------------------------------------------------

                                       3

Purchased Fiber 3rd Installment    [REDACTED]                   [REDACTED]
-------------------------------------------------------------------------------

Purchased Fiber Final Installment  [REDACTED]                   [REDACTED]
-------------------------------------------------------------------------------

First Upgrade                      [REDACTED]                   [REDACTED]
-------------------------------------------------------------------------------

Second Upgrade                     [REDACTED]                   [REDACTED]
-------------------------------------------------------------------------------

      [REDACTED]

      **Amount Due figures comprise the costs of the Yellow System (including costs incurred in the design, manufacture, acquisition, construction, installation and delivery) plus a management fee of [REDACTED].

      D. Payment. Viatel shall, on or before the respective Payment Due Date, pay to Level 3, in immediately available Dollars, the portion of the Purchase Price then due (provided, Level 3 shall give five (5) business days prior notice of such Payment Due Date to Viatel for any Payment Due Date not specifically ascertainable in the above schedule).

      E. Pricing Principles.  [REDACTED]

      F. Taxes. All payments made by Viatel shall be made without any deduction or withholding for or on account of any tax, duty or other charges of whatever nature imposed by any taxing or governmental authority (collectively "Taxes"). If Viatel is or was required by law to make any deduction or withholding from any payment due hereunder to Level 3, or if Level 3 is required to pay any Taxes (other than net income taxes) upon, measured by, or reasonably attributable to the Purchase Price or the cost or value of Purchased Fiber or Capacity, then, notwithstanding anything to the contrary contained in this Agreement, the gross amount payable by Viatel to Level 3 will be increased so that, after any such deduction, withholding or other payment of Taxes, the net amount received by Level 3 will not be less than Level 3 would have received had no such deduction, withholding or other payment been required. If any taxing or government authority asserts that Viatel should have made a deduction or withholding, or Level 3 should have made any payment, for or on account of any Taxes with respect to all or a portion of any payment made hereunder, Viatel hereby agrees to indemnify Level 3 for such Taxes and hold Level 3 harmless on an after-tax basis from and against any Taxes, interest or penalties levied or asserted in connection therewith. Viatel shall not be responsible for any Taxes payable with respect to any other portions of the Yellow System.

4.    ADMINISTRATION, OPERATION AND MAINTENANCE OF YELLOW SYSTEM.

      A. Plan. Level 3 shall, within ninety (90) days of the Effective Date, establish a plan (the "AO&M Plan") for the administration, operation and maintenance of the Yellow System in accordance with industry standards and in accordance with the standards set forth in the System Agreements. The AO&M Plan shall include those components described in Exhibit "C" attached hereto. Level 3 shall consult with, review and discuss the AO&M Plan with Viatel. The AO&M Plan shall be subject to the approval of Viatel, which approval shall not be unreasonably withheld or delayed.

      B. Performance. Level 3 shall perform or provide for the performance of the AO&M Plan.

          1) Should any condition exist in any segment of the Yellow System that may impair the integrity of the Yellow System, Level 3 shall initiate and coordinate planned maintenance on such relevant segment, which may include the deactivation of such segment. Level 3 shall, to the extent reasonably practicable (and to the maximum extent allowable under any agreements respecting such action), advise Viatel in writing prior to the initiation of a planned maintenance operation, of the timing, scope and costs of such planned maintenance operation and shall use its reasonable efforts to minimize any disruption of the Yellow System.

          2) In the event of disruption of service of the Purchased Fiber, Level 3 shall cause service to be restored as quickly as reasonably possible, and Level 3 shall take such measures as are reasonably necessary to obtain such objective.

          3) Level 3 and Viatel acknowledge that defects or deficiencies in the Fibers or other components of the Yellow System may occur from time to time, whether covered by any Supplier warranty or the AO&M Plan. In such event, pending the resolution of such defect or deficiency, the parties will act in good faith to try to equitably equalize the impact of such event on each of the parties.

          4)        Level 3 and  Viatel  shall  meet  periodically  at  mutually
                    agreeable   times  to  review  the  AO&M  Plan  and  related
                    procedures.

      C. AO&M Payments. For performance of the administration, operation and maintenance of the Yellow System, in addition to the Purchase Price, Viatel shall pay to Level 3 "AO&M Payments" for the Useful Life of the Purchased Fiber. The AO&M Payments shall be equal to a pro rata share of the costs incurred by Level 3 to obtain such services, whether performed by Level 3 with its own employees or third parties, based on the ratio which the amount of Capacity then available to Viatel bears to the total Capacity of Level 3 in the Yellow System, plus [REDACTED] of such costs, for each year of the Useful Life, adjusted for any partial years. Viatel's pro rata share of costs shall be subject to adjustment in accordance with Section 8.

      D. Payment of AO&M Payments. The AO&M Payments shall be paid as such costs are incurred by Level 3, net of any reimbursements payments credits or setoffs which Level 3 may have received under any Supplier warranty. Viatel shall have the right to audit the books and records of Level 3 reasonably necessary to verify the costs on which the AO&M Payments are based.

      E. Certain Beneficial Rights. Viatel acknowledges that it is not a third party beneficiary of any agreement entered into by Level 3 including, but not limited to, the System Agreements. Notwithstanding the foregoing, Level 3 agrees to use reasonable good faith efforts to provide that Viatel shall be a third party beneficiary of the contract for the administration, operation and maintenance of the marine portion of the Yellow System.

5.    INVOICES; DEFAULT INTEREST.

      A. Invoices. Excluding scheduled payments of the Purchase Price for the Purchased Fiber, Level 3 or its authorized agent shall render invoices under this Agreement in Dollars, and Viatel shall pay such invoiced amounts in Dollars within [REDACTED] after invoice. Level 3 shall endeavor to issue such invoices at least [REDACTED] in advance of each Payment Due Date. Viatel shall make all payments by means of a wire transfer to an account or accounts specified by Level 3. Level 3 reserves the right to direct, in writing, that payment be apportioned among the entities comprising Level 3 as Level 3 directs, or to separate subsidiaries or affiliates of Level 3.

      B. Default Interest. Any amounts payable under this Agreement which are not paid within fifteen (15) days of the Payment Due Date (within five (5) days after notice given pursuant to 3D) shall accrue interest (from the Payment Due
Date) at an annual rate equal to [REDACTED] above the rate for U.S. dollar LIBOR for one (1) month as published in The Wall Street Journal on the first business day of the month in which such payment is due. Such interest shall accrue from the day following the date payment was due until it is paid in full. In the event that applicable law does not allow the imposition of "default interest" at the rate established in accordance with this Section 5.B, such "default interest" shall be at the lower of the rate provided in this subsection or the highest rate permitted by applicable law. For purposes of this Section, "paid" shall mean payment in funds that are available for immediate use by Level 3. Viatel may avoid the incurrence of default interest or a payment default in the case of a bona fide dispute by (i) giving written notice of such dispute to Level 3 prior to the Payment Due Date (after giving effect to Section 3D), and
(ii) paying the non-disputed amount to Level 3 and retaining, in a segregated Viatel account, the disputed amount. Viatel shall, upon Level 3's request, deliver evidence of the retention of such sums in such account. The resolution of such dispute shall be governed by Section 14. In the event Level 3 is determined to be entitled to all or any part of such disputed amount, such amount shall be paid by Viatel to Level 3 together with default interest thereon from the original Payment Due Date.

6.    DEFAULT.

      A. Viatel Default.

         1) If Viatel fails to pay any undisputed installment of the Purchase Price relating to the Purchased Fibers when due (after giving effect to Section 3D), and such failure continues for a period of [REDACTED] after written notice from Level 3 to Viatel, Level 3 shall have the option to terminate this Agreement and all previously paid installments of the Purchase Price relating to the Purchased Fibers and any other sums paid by Viatel shall be non-refundable and the Useful Life shall be deemed to have ended, In the event of such termination of this Agreement by Level 3, the Colocation Agreement and Capacity and Dark Fiber IRU Agreement shall automatically terminate. Notwithstanding anything contained herein to the contrary, Viatel acknowledges and agrees that this Agreement and the Useful Life shall automatically terminate and expire upon the occurrence of certain events specified in the Colocation Agreement and the Capacity and Dark Fiber IRU Agreement.

         2) If Viatel fails to pay any undisputed installment of the Purchase Price relating to the Upgrades when due (after giving effect to Section 3D) and such failure continues for a period of [REDACTED] after written notice from Level 3 to Viatel, Level 3 shall have the option, at its discretion, to (a) exercise any and all rights and legal and equitable remedies, including its rights and remedies to specifically enforce Viatel's obligations to pay the Purchase Price relating to the Upgrades, or (b) cause Viatel to transfer, assign and/or make available to Level 3 during the remaining Useful Life the additional Capacity provided by such Upgrade.

         3) Except as set forth in subsection Al) and A2), if Viatel fails to make a payment required by this Agreement, or if Viatel is otherwise in material breach of this Agreement, and if such payment failure or other breach is not fully remedied within [REDACTED] of such notification (provided, in the case of a material non-monetary breach, such [REDACTED] period shall be extended if the nature of the remedy reasonably requires more than [REDACTED] to complete as long as Viatel commences such remedy within the [REDACTED] period and thereafter diligently and in good faith pursues such remedy to completion), Level 3 shall be entitled to pursue any and all rights and legal and equitable remedies including its rights and remedies to specifically enforce Viatel's obligations under this Agreement.

      B. Level 3 Default. If Level 3 is in material breach of this Agreement, Viatel may notify Level 3 in writing of such breach and if such breach is not fully remedied within [REDACTED] of such notification, Viatel shall be entitled to withhold payment for any obligations owed to Level 3, and may offset such payments against any obligations owed by Level 3 to Viatel, under this Agreement, the Capacity and Dark Fiber IRU Agreement and the Colocation
Agreement, and pursue any and all rights and legal and equitable remedies, including its rights and remedies to specifically enforce Level 3's obligations under this Agreement.

7.    USE OF THE PURCHASED FIBER.

      A. Non-interference. The operation of the Purchased Fiber and any equipment associated therewith shall be such as not to interrupt, interfere with, or impair service over any of the facilities comprising the Yellow System, or impair privacy of any communications over such facilities, cause damage to plant or create hazards to employees, affiliates or connecting companies of Level 3, Viatel, or any other user, owner or operator of the Yellow System or the public.

      B. Availability for Testing and Maintenance. The Purchased Fiber shall be made available to Level 3 (or its contractors), at such times agreeable to Viatel and Level 3, to permit Level 3 to conduct such tests and adjustments as may be necessary for the Purchased Fiber to be maintained in efficient working order. Level 3 agrees to provide at least seven (7) days (or such longer period as allowed under any agreements respecting such action) written notice to Viatel prior to conducting scheduled maintenance tests or adjustments which might affect Viatel's use of the Purchased Fiber and to use reasonable efforts to minimize disruption to the Yellow System.

      C. Cooperation. In the event either party experiences a degradation or significant interruption in the performance of its fibers on the Yellow System, the parties shall cooperate to the extent reasonable possible to minimize the impact of such occurrence.

      D. Name. Level 3 will specify a name for the Yellow System for purposes of maintenance, mapping and legal identification. Viatel shall be bound by the name so specified by Level 3 for the purposes of marketing or branding the Purchased Fibers and shall not refer to it by any other name.

      E. Status. Level 3 shall keep Viatel apprised of the status of completion of the Yellow System. Level 3 shall submit monthly, or as otherwise agreed upon, progress reports to Viatel detailing the progress of development/construction scheduled dates and anticipated delivery or other delays and such other relevant information as Viatel may reasonably request. If Level 3 believes there is a possibility of delay in the delivery of the Yellow System, Level 3 shall advise Viatel of same and an explanation of the reasons for such delay. Following the RFS Date, Level 3 and Viatel shall continue to meet on agreed upon regularly scheduled dates for technical operation and review purposes.

8.    USEFUL LIFE.

      A. Determination. The Yellow System shall be retired when it has reached the end of its Useful Life. The determination of the end of the Useful Life of the Yellow System shall be made by Viatel as follows:

         1) In the event that Viatel shall determine that the Useful Life shall have ended, and Level 3 agrees, then the Useful Life shall be deemed ended and (a) Viatel shall be deemed to have abandoned the Purchased Fiber and any and all of its interest in the Yellow System, (b) Viatel shall have no further right to utilize the Purchased Fiber or any Capacity in any manner, and (c) Viatel shall be relieved of its obligation to make further AO&M Payments to Level 3. Notwithstanding that Viatel shall have no further right to utilize the Purchased Fiber or Capacity under this subsection I), Level 3 may not use the Purchased Fiber or Capacity without the prior consent of Viatel.

         2) In the event that Viatel shall determine that the Useful Life shall have ended, but Level 3 shall disagree, then the Useful Life shall be deemed ended and (a) Viatel shall be deemed to have abandoned the Purchased Fiber and any and all of its interest in the Yellow System, (b) Viatel shall have no further right to utilize the Purchased Fiber or any Capacity in any manner, and (c) Viatel shall be relieved of its obligation to make further AO&M Payments to Level 3.
                  Notwithstanding that Viatel shall have no further right to utilize the Purchased Fiber or Capacity under this subsection
                  2), Level 3 may not use the Purchased Fiber or Capacity without the prior consent of Viatel.

         3) In the event Level 3 and ACII shall determine that the Useful Life shall have ended, but Viatel shall disagree, then the Useful Life shall be deemed to continue and until Viatel determines that the Useful Life has ended, (a) Level 3 and ACII shall have no further right to utilize any fibers or capacity on the Yellow System, (b) Viatel shall assume responsibility for all further administration, operation and maintenance of the Yellow System and shall indemnify and hold harmless Level 3 and ACII from any cost or expense associated therewith, (c) Viatel shall be relieved of any further obligation to make further AO&M Payments to Level 3, and (d) Viatel shall lease from Level 3, and Viatel shall commence the payment to Level 3 of fair market value rent and pro rata operating expenses (including utilities) associated with, those portions of the cable landing stations included as components of the Yellow System. Notwithstanding that Level 3 and ACII shall have no further right to utilize any fibers or capacity on the Yellow System under this subsection 3), Viatel may not use those fibers or capacity previously used by Level 3 and ACII without their prior consent.

         4) In the event Level 3 shall determine that the Useful Life shall have ended, but Viatel and ACII shall disagree, then the Useful Life shall be deemed to continue and Level 3 shall have no further right to utilize any fibers or capacity on the Yellow System. In such event, Level 3 may, at its option and with Viatel's approval, elect to assign all of its rights and interests in the Yellow System (exclusive of those portions of the cable landing stations included within the Yellow System) to Viatel, which assignment may be subject to the approval of ACII. If Level 3 elects, and Viatel approves, such option and ACII consents to such assignment, then (a) Level 3 shall assign all of its rights and interests in the Yellow System (exclusive of those portions of the cable landing stations included within the Yellow System) to Viatel, (b) Viatel shall assume all of Level 3's duties, obligations and liabilities with respect to the Yellow System (exclusive of those portions of the cable landing stations included in the Yellow System) and indemnify and hold harmless Level 3 in connection therewith, and (c) Viatel shall lease from Level 3, and Viatel shall commence the payment to Level 3 of fair market value rent and pro rata operating expenses (including utilities) associated with, those portions of the cable landing stations included as components of the Yellow System. If Level 3 elects not to assign its rights and interests or, if so elected, ACII shall refuse to give its consent to such assignment, then until such time as either Viatel shall determine that the Useful Life has ended (in which case subsection 1) shall apply) or ACII shall determine that the Useful Life has ended (in which case subsection 3) shall apply), (i) the AO&M Payments payable by Viatel shall be increased to reflect both Viatel's and Level 3's pro rata share of the AO&M costs, and
                  (ii) Viatel shall lease from Level 3, and Viatel shall commence the payment to Level 3 of fair market value rent and pro rata operating expenses (including utilities) associated with, those portions of the cable landing stations included as components of the Yellow System. Notwithstanding that Level 3 shall have no further right to utilize any fibers or capacity on the Yellow System under this subsection 4), Viatel may not use those fibers or capacity previously used by Level 3 without the prior consent of Level 3.

         5) Notwithstanding anything to the contrary contained in subsections 3) and 4) above, Viatel's lease of those portions of the cable landing stations included as components of the Yellow System shall terminate and expire at (a) the end of the Useful Life of the Yellow System, as determined by Viatel pursuant to the above, or (b) the expiration of the twenty-five year useful life for which the Yellow System was initially designed by the Suppliers, whichever occurs first.

      B. Decommissioning Costs. Notwithstanding anything to the contrary contained herein, the determination by either Viatel or Level 3 that the Useful Life has ended shall not relieve such party from the obligation to pay, and such party shall remain liable for the payment of, its pro rata share of the reasonable costs of decommissioning, retrieval and/or recovery costs of the Yellow System which may be required by applicable laws, prevailing industry standards, or as mutually agreed by the parties (net of such party's pro rata share of any salvage proceeds received in connection therewith), which obligation and liability shall survive any termination of this Agreement; provided, and notwithstanding the foregoing, Viatel shall have no liability under this Section 8B if this Agreement terminates pursuant to Sections l2D or 12E.

9.    APPROVALS; LICENSES.

      A. Permits. The performance of this Agreement by each party hereto is contingent upon the obtaining and continuance of such approvals, consents, governmental authorizations, licenses and permits (the "Permits") as may be required or reasonably deemed necessary by such party for performance by a party hereunder and as may be satisfactory to it. Viatel shall be responsible for obtaining or modifying any Permit necessary to authorize or allow Viatel to land and/or operate the Purchased Fiber in the cable landing stations. Level 3 agrees to cooperate with any such modification, without cost to Level 3. Level 3 and Viatel each covenant and agree to use commercially reasonable efforts to acquire or otherwise obtain, upon commercially reasonable terms, all necessary Permits on or before the RFS Date.

      B. Contingency. The performance of this Agreement by Level 3 is contingent upon obtaining, and the continuance of, such Permits as may be required or reasonably deemed necessary by Level 3 for performance by all Suppliers. The parties shall use reasonable efforts to obtain and continue, and to have continued, such Permits. No license under patent is granted by Level 3 or shall be implied or arise by estoppel in Viatel's favor with respect to any apparatus, system or method used by Viatel in connection with the use of the Purchased Fiber sold hereunder.

10.    DISCLAIMER.

      A. No Warranties. Level 3 has entered into the System Agreements to cause the Yellow System to be placed into operation on the scheduled RFS Date. Neither Level 3, nor any of its subsidiaries, warrants or guarantees that the RFS Date for the Yellow System will occur, nor that the Upgrades will occur. VIATEL ACKNOWLEDGES AND AGREES THAT LEVEL 3 AND ITS SUBSIDIARIES ARE NOT LIABLE FOR A SUPPLIER'S FAILURE TO PERFORM; PROVIDED, THE FOREGOING SHALL NOT LIMIT OR IMPAIR VIATEL'S RIGHTS AND REMEDIES UNDER SECTIONS 3A, 3B, 4D, 10B AND 12D, AND UNLESS SPECIFICALLY SET FORTH IN THIS AGREEMENT, ALL WARRANTIES, EXPRESSED OR IMPLIED, INCLUDING BUT NOT LIMITED TO, THE WARRANTIES OF MERCHANTABILITY AND FITNESS FOR A PARTICULAR PURPOSE ARE SPECIFICALLY DISCLAIMED. Nothing contained herein shall limit or impair Viatel's acceptance rights under Section 2D above.

      B. Enforcement of Supplier Obligations. Level 3 shall diligently enforce any obligations and warranties of Suppliers, and any benefits or payments received in respect thereof shall be shared proportionately with Viatel.

11.    LIMITATIONS OF LIABILITY.

      A. Damages. In no event shall Viatel or Level 3 be liable to the other for consequential, incidental, indirect or special damages, including, but not limited to, loss of revenue, loss of business opportunity, or the costs associated with the use of external restoration facilities, including, without limitation, for any loss or damage sustained by reason of any failure in or breakdown of the Yellow System or the facilities associated with the Yellow System, whatever the cause and however long it shall last.

      B. Force Majeure. Neither party hereto shall be liable to the other for any delay, loss or damage which may be suffered by reason of any circumstances beyond the reasonable control of, and not due to the fault or negligence of, such party.

12.    CONSTRUCTION OF THE YELLOW SYSTEM.

      A. Suppliers. Level 3 agrees that it shall not suspend the work under the System Agreements without the approval of Viatel, which approval shall not be unreasonably withheld. Level 3 further agrees that it shall not modify any System Agreement without the approval of Viatel (which shall not be unreasonably withheld) if the effect of such modification would result in a delay in the delivery of the Yellow System beyond the date referenced in Section 12D, change the location of either cable landing station, or change the technical aspects of the Yellow System.

      B. RFS Date. Level 3 shall use reasonable efforts to cause the RFS Date for the Purchased Fiber to occur no later than [REDACTED].

      C.  Upgrades.  Level 3 shall  use  reasonable  efforts  to cause the First
Upgrade to be completed by [REDACTED]. The Second Upgrade and any subsequent upgrades shall be initiated as and when Level 3 deems appropriate.

      D. Termination For Late Delivery. In the event Suppliers shall fail to deliver the Yellow System to Level 3 in accordance with the System Agreements on or before [REDACTED] (as extended by any events of force majeure as described in the System Agreements) and the RFS Date has therefore not occurred, then Viatel shall have the right to terminate this Agreement whereupon Level 3 shall refund to Viatel that portion of the Purchase Price theretofore paid by Viatel, together with a proportionate share of any liquidated damages Level 3 may have received from any Suppliers. Any termination of this Agreement by Viatel under this Section 12D shall also result in the automatic termination of the Capacity and Dark Fiber IRU Agreement and the Colocation Agreement and in such event Level 3 shall refund to Viatel that portion of the Purchase Price (as defined in the Capacity and Dark Fiber IRU Agreement) and that portion of the License Payment (as defined in the Colocation Agreement) which may have been paid by Viatel to Level 3 thereunder prior to such termination.

      E. Termination For Convenience. In the event Level 3 shall terminate any material System Agreement "For Convenience" (to the extent permitted by such System Agreement), this Agreement shall terminate and Level 3 shall refund to Viatel that portion of the Purchase Price theretofore paid by Viatel. Any such termination by Level 3 shall also terminate the Capacity and Dark Fiber IRU Agreement and the Colocation Agreement and in such event Level 3 shall refund to Viatel that portion of the Purchase Price (as defined in the Capacity and Dark Fiber IRU Agreement) and that portion of the License Payment (as defined in the Colocation Agreement) which may have been paid by Viatel to Level 3 thereunder prior to such termination.

13.    [REDACTED]

14.    SETTLEMENT OF DISPUTES.

      A. Amicable Resolution. The parties shall endeavor to settle amicably by mutual discussions any disputes, differences, or claims whatsoever related to this Agreement. In the event that any dispute cannot be resolved through such efforts, then either party shall have the right to declare a deadlock (by delivery of written notice to the other party) and thereby invoke the escalation procedures set forth below. After delivery of a notice of deadlock, the parties shall, within fourteen (14) days after delivery of the notice, escalate the dispute in the following manner: first, to the senior vice president or senior management personnel for each party's submarine network development/construction group; second, to the executive vice president or senior management personnel within the office of and reporting directly to the Chief Executive Officers of the public company parent of each party (the "Executive Level"); and, finally (failing resolution at either level above), to the Chief Executive Officers ("CEO") of the public company parent of each party. Each party agrees to use reasonable efforts to make necessary management-level personnel reasonably available for the timely resolution of same, and any potential impacts on the operation or construction of the Yellow System.

      B. Remedies. In the event that the dispute is not resolved after presentation to the CEOs of the parties, then either party may exercise any remedy legally available. The parties agree that any action or proceeding relating to this Agreement shall be held in the U.S. District Court for the Southern District of New York or state courts located in the State of New York. The parties further agree that such courts shall have exclusive jurisdiction in any such action or proceeding.

15.   GOVERNING LAW.

      THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK, UNITED STATES OF AMERICA.

16.   WAIVER OF IMMUNITY.

      The parties hereto acknowledge that this Agreement is commercial in nature, and each party hereto expressly and irrevocably waives any claim or right which it may have to immunity (whether sovereign immunity, act of state or otherwise) for itself or with respect to any of its assets in connection with an arbitration, arbitral award or other proceeding to enforce this Agreement, including, without limitation, immunity from service of process, immunity of any of it s assets from pre or post judgement attachment or execution and immunity from the jurisdiction of any court or arbitral tribunal.

17.   EXPORT CONTROL.

      The parties hereto acknowledge that to the extent any products, software or technical information provided under this Agreement are or may be subject to any applicable export laws and regulations, the parties hereto agree that they will not use, distribute, transfer or transmit the products, software or technical information (even if incorporated into other products) except in compliance with such export laws and regulations (or licenses or orders issued pursuant thereto). If requested by either party hereto the other party agrees to sign all necessary export related documents as may be required to comply therewith.

18.   REPRESENTATIONS; INDEMNITY.

      A. Level 3. Level 3 hereby represents and warrants to Viatel that (i) each Level 3 entity is a corporation duly organized, validly existing and in good standing under the laws of the jurisdiction of its origin; (ii) the execution, delivery and performance of this Agreement by Level 3 has been duly authorized by all necessary corporate action on the part of Level 3 and this Agreement is a valid, binding and enforceable obligation of Level 3 enforceable in accordance with its terms; and (iii) the execution, delivery and performance of this Agreement by Level 3 does not violate, conflict with or constitute a breach of, the organizational documents or any order, decree or judgment of any court, tribunal or governmental authority binding on Level 3.

      B. Viatel. Viatel hereby represents and warrants to Level 3 that (i) Viatel is a corporation duly organized, validly existing and in good standing under the laws of its jurisdiction of organization; (ii) the execution, delivery and performance of this Agreement by Viatel has been duly authorized by all necessary corporate action on the part of Viatel and this Agreement is a valid, binding and enforceable obligation of Viatel enforceable in accordance with its terms; and (iii) the execution, delivery and performance of this Agreement by Viatel does not violate, conflict with or constitute a breach of, the organizational documents or any order, decree or judgment of any court, tribunal or governmental authority binding on Viatel.

      C. Governmental Requirements and Compliance. Each party hereby represents and warrants to the other party that it has obtained or will obtain all approvals, consents, governmental authorizations, licenses and permits as may be required to enter into this Agreement, and sell or purchase, as the case may be, the Purchased Fiber. Each party covenants and agrees to comply with all applicable laws, rules and regulations respecting its execution and performance of this Agreement, including the use and operation of its respective interest in the Yellow System.

      D. Survival. The representations and warranties in this Agreement shall survive the execution and delivery of this Agreement.

      E. Violations by Viatel. Subject to the limitations of liability set forth in this Agreement, Viatel agrees to indemnify and hold harmless Level 3 and their respective officers, directors, employees, agents and representatives from and against any loss, damage, expense or cost arising out of or in connection with: (i) any breach or violation by Viatel of applicable law or governmental regulation or nonpayment of taxes payable by Viatel; and (ii) any claims of whatever nature by third parties with respect to the services provided by Viatel.

      F. Violations by Level 3. Subject to the limitations of liability set forth in this Agreement, Level 3 agrees to indemnify and hold harmless Viatel and its officers, directors, employees, agents and representatives from and against any loss, damage, expense or cost arising out of or in connection with:
(i) any breach or violation by Level 3 of applicable law or governmental regulation or nonpayment of taxes payable by Level 3; and (ii) any claims of whatever nature by third parties with respect to the services provided by Level 3.

19.   RELATIONSHIP OF THE PARTIES.

      This Agreement shall not form a joint venture or partnership or similar business arrangement between the parties hereto, and nothing contained herein shall be deemed to constitute a partnership or joint venture or similar business arrangement.

20.   NO THIRD PARTY BENEFICIARIES.

      This Agreement does not provide and is not intended to provide third parties (including, but not limited to, customers of Viatel) with any remedy, claim, liability, reimbursement, cause of action, or any other right.

21.   ASSIGNMENT.

      A. Limitations. This Agreement and all of the provisions hereof shall be binding upon and inure to the benefit of the parties hereto and their respective successors and permitted assigns; provided that, except as provided in paragraphs B and C of this Section, neither this Agreement nor any of the rights, interests or obligations hereunder shall be assigned, transferred or otherwise disposed of or delegated by either party hereto without the prior written consent of the other party, which consent shall not be unreasonably withheld.

      B. Permitted Assignments. Each party shall be permitted, without the consent of the other party, to assign, transfer or otherwise dispose of any or all of their rights hereunder and delegate any or all of their obligations hereunder to any present or future affiliated entity of the transferring party, or to an entity controlled by, under the same control as, or controlling, the transferring party, or to an entity purchasing all or substantially all of the assets of such party, or to an entity into which the transferring party may be merged or consolidated. The transferring party shall give the other parties hereto notice of any such assignment, transfer or other disposition or any such delegation. No such transfer by a party shall release or discharge such party from its duties and obligations hereunder.

      C. Permitted Transferees. Nothing contained herein shall prohibit either party from leasing, licensing, or otherwise granting rights in fibers or capacity to third parties, provided no such lease, license or other grant of rights shall release or discharge a party from its duties or obligations thereof.

      D. Breach. Any assignment, transfer or disposition of this Agreement not in compliance with this Agreement shall be a material breach hereof.

22.   NOTICES.

      A. Service. Whenever under the provisions of this Agreement it shall be necessary or desirable for one party to serve any notice, request, demand, report or other communication on another party, the same shall be in writing and shall be served (i) personally; (ii) by independent, reputable, overnight commercial carrier; or (iii) by facsimile transmission (A) where the transmitting party includes a cover sheet identifying the name, location and identity of the transmitting party, the phone number of transmitting device, the date of transmission and the number of pages transmitted (including the cover
page),   (B)  where  the   transmitting   device  or  receiving  device  records
verification of receipt and the date and time of transmission receipt and the phone number of the other device, and (C) where the facsimile transmission is immediately followed by service of the original of the subject item in the manner provided in clause (i), or (ii) hereof; addressed as follows:

          1)      If to Level 3:
                  Level 3 International, Inc.
                  66 Prescot Street
                  London El 8HG
                  England
                  Attn:  Legal Department
                  Fax No. 44-171-864-0391

                  With a copy to:
                  Level 3 International, Inc.
                  1025 Eldorado Blvd.
                  Broomfield, Colorado 80021
                  Attn:  General Counsel
                  Fax No.  720-888-5127

          2)      If to Viatel:
                  Viatel, Inc.
                  685 Third Avenue
                  New York, New York 10017
                  Attn: General Counsel
                  Fax No.  212-350-9245

      B. Change/Delivery. Any party may, from time to time, by notice in writing served upon the other party as aforesaid, designate an additional and/or a different mailing address or an additional and/or a different person to whom all such notices, requests, demands, reports and communications are thereafter to be addressed. Any notice, request, demand, report or other communication served personally shall be deemed delivered upon receipt, if received by independent courier shall be deemed delivered on the date of receipt as shown by the addressee's registry or certification receipt or on the date receipt at the appropriate address, as shown on the records or manifest of the independent courier, and if served by facsimile transmission shall be deemed delivered on the date of receipt as shown on the received facsimile (provided the original is thereafter delivered as aforesaid).

22.   WAIVER.

      A. Non-waiver. No waiver by any party of any right or remedy under this Agreement shall be deemed to be a waiver of any other or subsequent right or remedy under this Agreement. The consent by one party to any act by the other party requiring such consent shall not be deemed to render unnecessary the obtaining of consent to any subsequent act for which consent is required, regardless of whether similar to the act for which consent is given.

      B. Writing. No waiver of any term, covenant or condition of this Agreement shall be valid unless in writing and signed by the obligee party.

      C. Limited. The acceptance of any payment or reimbursement by a party shall not waive any preceding or then-existing breach or default by the other party of any term, covenant or condition of this Agreement, other than the other party's prior failure to pay the particular amount or part thereof so accepted, regardless of the paid party's knowledge of such preceding or then-existing breach or default at the time of acceptance of such payment or reimbursement.

24.   SEVERABILITY.

      If any provision of this Agreement is found by an arbitral, judicial or regulatory authority having jurisdiction to be void or unenforceable, such provision shall be deemed to be deleted from this Agreement and the remaining provisions shall continue in full force and effect.

25.   HEADINGS.

      The Section headings of this Agreement are for convenience of reference only and are not intended to restrict, affect or influence the interpretation or construction of provisions of such Section.

26.   COUNTERPARTS.

      This Agreement may be executed in counterparts, each of which when executed and delivered shall be deemed an original. Such counterparts shall together (as well as separately) constitute one and the same instrument.

27.   ENTIRE AGREEMENT.

      This Agreement together with all attachments hereto supersedes all prior oral or written understandings between the parties hereto and constitutes the entire agreement with respect to the subject matter herein. This Agreement shall not be modified or amended except by a writing signed by authorized representatives of the parties hereto.

28.   PUBLICITY AND CONFIDENTIALITY.

      The parties agree to be bound be the terms of a Non-Disclosure Agreement between their respective affiliates dated 17th November 1999, the continuing efficacy of which, its terms being unmodified herein, is hereby ratified and confirmed by the parties.

      IN WITNESS WHEREOF, the parties have executed this Agreement as of the Effective Date.

                                       LEVEL 3 LANDING STATION INC.



                                       By /s/ Thomas C. Stortz
                                          --------------------
                                          Name:  Thomas C. Stortz
                                          Title: Vice President and Secretary


                                       LEVEL 3 COMMUNICATIONS LIMITED



                                       By /s/ Thomas C. Stortz
                                          --------------------
                                          Name:  Thomas C. Stortz
                                          Title: Director


                                       LEVEL 3 (BERMUDA) LIMITED



                                       By /s/ Thomas C. Stortz
                                          --------------------
                                          Name:  Thomas C. Stortz
                                          Title: Vice President


                                       VIATEL, INC.



                                       By /s/ Michael J. Mahoney
                                          ----------------------
                                          Name:  Michael J. Mahoney
                                          Title: Chief Executive Officer

Exhibits
A - General System Description
------------------------------
B - Technical Specifications
----------------------------
C - AO&M Plan Components
------------------------

                                  EXHIBIT "A"

                               SYSTEM DESCRIPTION

                                   [REDACTED]

                                  EXHIBIT "B"

                            TECHNICAL SPECIFICATIONS

                                   [REDACTED]

                                  EXHIBIT "C"

              OPERATIONS, ADMINISTRATION & MAINTENANCE COMPONENTS

                                   [REDACTED]